UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VALLEY NATIONAL BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	22-2477875
(State of incorporation or organization)	(IRS Employer Identification No.)

1455 Valley Road Wayne, NJ	07470
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, no par value per share

6.25% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A,

no par value per share

5.50% Fixed-to-Floating Rate Non-Cumulative

Perpetual Preferred Stock, Series B,

no par value per share

Warrants (expiring November 14, 2018)

The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant is filing this Form 8-A in connection with the transfer of the listing of its common stock, no par value per share (“Common Stock”), its 6.25% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, no par value per share (“Series A Preferred Stock”), its 5.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, no par value per share (“Series B Preferred Stock”) and its Warrants (expiring November 14, 2018) (“Warrants”), from the New York Stock Exchange to The Nasdaq Global Select Market.

The description of the Common Stock set forth under the caption “Description of Valley Capital Stock” in the Registrant’s Joint Proxy Statement/Prospectus dated November 9, 2017, as filed with the Securities and Exchange Commission (“SEC”) on November 9, 2017 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (“Securities Act”) in connection with the Registrant’s Registration Statement on Form S-4 (File No. 333-220743), filed with the SEC on September 29, 2017, as amended, the description of the Series A Preferred Stock set forth under the caption “Description of Series A Preferred Shares” in the Prospectus Supplement dated June 16, 2015 to the Prospectus dated March 20, 2015, as filed with the SEC on June 16, 2015 pursuant to Rule 424(b)(2) under the Securities Act in connection with the Registrant’s Registration Statement on Form S-3ASR (File No. 333-202916), filed with the SEC on March 20, 2015, the description of the Series B Preferred Stock set forth under the caption “Description of Series B Preferred Shares” in the Prospectus Supplement dated July 27, 2017 to the Prospectus dated March 20, 2015, as filed with the SEC on July 27, 2017 pursuant to Rule 424(b)(2) under the Securities Act in connection with the Registrant’s Registration Statement on Form S-3ASR (File No. 333-202916), filed with the SEC on March 20, 2015, and the description of the Warrants set forth under the caption “Description of Warrants” in the Prospectus Supplement dated May 19, 2010 to the Prospectus dated December 19, 2008, as filed with the SEC on May 19, 2010 pursuant to Rule 424(b)(5) of the Securities Act in connection with the Registrant’s Registration Statement on Form S-3ASR (File No. 333-156370), filed with the SEC on December 19, 2008, are each incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 7, 2017.

3.2	By-laws of the Registrant, as amended and restated, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 7, 2016.

3.3	Certificate of Designations relating to the 6.25% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, as filed with the New Jersey Department of Treasury on June 18, 2015, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on June 19, 2015.

3.4	Certificate of Designations relating to the 5.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, as filed with the New Jersey Department of Treasury on July 31, 2017, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2017.

4.1	Form of Common Stock Certificate of Registrant, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3D filed on June 9, 1998.

4.2	Specimen stock certificate of Valley National Bancorp 6.25% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series A, incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Form 8-A/A filed on July 9, 2015 (No. 001-11277).

4.3	Specimen stock certificate of Valley National Bancorp 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series B, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 8-A filed on August 1, 2017 (No. 001-11277).

4.4	Warrant Agreement, dated May 18, 2010, between the Registrant and American Stock Transfer & Trust Company, LLC, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-A filed on May 18, 2010 (No. 001-11277).

4.5	Form of Warrant for the purchase of Valley National Bancorp Voting Common Stock, incorporated herein by reference to Exhibit A of Exhibit 4.1 of the Registrant’s Form 8-A filed on May 18, 2010 (No. 001-11277).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VALLEY NATIONAL BANCORP

Date: October 9, 2018	By:	/s/ Ronald H. Janis
	Name:	Ronald H. Janis
	Title:	Senior Executive Vice President
and General Counsel

[Signature page to Form 8-A]

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 7, 2017.

3.2	By-laws of the Registrant, as amended and restated, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 7, 2016.

3.3	Certificate of Designations relating to the 6.25% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, as filed with the New Jersey Department of Treasury on June 18, 2015, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on June 19, 2015.

3.4	Certificate of Designations relating to the 5.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, as filed with the New Jersey Department of Treasury on July 31, 2017, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2017.

4.1	Form of Common Stock Certificate of Registrant, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3D filed on June 9, 1998.

4.2	Specimen stock certificate of Valley National Bancorp 6.25% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series A, incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Form 8-A/A filed on July 9, 2015 (No. 001-11277).

4.3	Specimen stock certificate of Valley National Bancorp 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series B, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 8-A filed on August 1, 2017 (No. 001-11277).

4.4	Warrant Agreement, dated May 18, 2010, between the Registrant and American Stock Transfer & Trust Company, LLC, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-A filed on May 18, 2010 (No. 001-11277).

4.5	Form of Warrant for the purchase of Valley National Bancorp Voting Common Stock, incorporated herein by reference to Exhibit A of Exhibit 4.1 of the Registrant’s Form 8-A filed on May 18, 2010 (No. 001-11277).